UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020 (October 16, 2020)

5:01 ACQUISITION CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39612	85-2790755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Second Street Suite 350 San Francisco, California
(Address of Principal Executive Offices)	94107 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 993-8570

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	FVAM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 16, 2020, 5:01 Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 8,000,000 shares of its Class A common stock, par value $0.0001 per share (“Class A Common Stock”), generating gross proceeds to the Company of $80,000,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 360,000 shares of Class A Common Stock to the Company’s sponsor, 5:01 Acquisition LLC, at a purchase price of $10.00 per share, generating gross proceeds to the Company of $3,600,000.

A total of $80,000,000, comprised of net proceeds from the IPO and the private sale of the shares of Class A Common Stock was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. An audited balance sheet as of October 16, 2020 reflecting receipt of the proceeds upon consummation of the IPO and the private sale of the Class A Common Stock has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Audited Balance Sheet, as of October 16, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2020

5:01 Acquisition Corp.
(Registrant)
	By:	/s/ Rebecca L. Lucia
		Name:	Rebecca L. Lucia
		Title:	Chief Financial Officer and Treasurer